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                        UNITED STATES BANKRUPTCY COURT
                         _______ DISTRICT OF __________



                                  )
In re                             )     CASE NO.  [              ]
                                  )     Chapter 11
MERISEL, INC.,                    )
200 Continental Blvd.             )
El Segundo, California 90245      )
                                  )     MASTER BALLOT FOR PLAN OF
Employer ID No. 95-4172359        )     REORGANIZATION OF MERISEL, INC.
                                  )     (OLD COMMON STOCK INTERESTS -- CLASS 6)
                    Debtor.       )
__________________________________)


       THIS BALLOT IS FOR BROKERS, PROXY INTERMEDIARIES OR OTHER NOMINEES
         OF BENEFICIAL OWNERS OF THE OLD COMMON STOCK OF MERISEL, INC.

          The Plan of Reorganization of Merisel, Inc., dated _________, 1997 (the "Plan"), can be confirmed by the Bankruptcy Court and thereby made binding on beneficial owners if it is accepted by the holders of at least two-thirds of the number of shares of Class 6 Old Common Stock ("Common Stock") voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if it finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of 11 U.S.C. (S) 1129(b).

          PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY.

        THE VOTING DEADLINE IS 5:00 P.M., EASTERN TIME, ______ __, 1997
         BALLOTS MUST BE RECEIVED BY THE VOTING AGENT BY THE DEADLINE.
                         --------

           IF YOU HOLD FOR BENEFICIAL HOLDERS THROUGH ANOTHER NOMINEE
          (see Instructions), PLEASE ALLOW SUFFICIENT ADDITIONAL TIME
                  FOR PROCESSING OF YOUR VOTE BY THE NOMINEE.

               TO HAVE THE VOTE OF YOUR BENEFICIAL OWNERS COUNT,
               -------------------------------------------------
  YOU MUST COMPLETE AND RETURN THIS BALLOT SO THAT IT IS ACTUALLY RECEIVED NOT
  ----------------------------------------------------------------------------
 LATER THAN THE VOTING DEADLINE BY U.S. STOCK TRANSFER CORP. AT THE FOLLOWING
 ----------------------------------------------------------------------------
     ADDRESS: 1745 GARDENA AVENUE, SUITE 200, GLENDALE, CALIFORNIA  91204.
     ---------------------------------------------------------------------
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              MASTER BALLOT FOR COMMON STOCK INTERESTS -- CLASS 6

             PLEASE MAKE SURE YOU PROVIDE ALL INFORMATION REQUESTED

ITEM 1.  AGGREGATE NUMBER OF SHARES OF COMMON STOCK AS TO WHICH VOTES ARE CAST.

 The undersigned certifies that it is the registered owner as of _________, 1997, of the following number of shares of Common Stock, for which voting instructions have been received from beneficial owners for whom the undersigned owns Common Stock in its name (the "Beneficial Owners") as listed in Item 3
 below:                                                          ________ shares

 ITEM 2. CLASS 6 COMMON STOCK VOTE ON PLAN -- AGGREGATE NUMBER OF SHARES OF COMMON STOCK. As instructed by the Beneficial Owners of the aggregate number of shares of Common Stock set forth in Item 1 above, the undersigned transmits the following votes of such Beneficial Owners in respect of their Common Stock:

 To ACCEPT (vote FOR) the Plan, the
 following Aggregate Number of Shares
 of Common Stock..............................................    ______________

 To REJECT (vote AGAINST) the Plan,
 the following Aggregate Number of
 Shares of Common Stock.......................................    ______________

ITEM 3.  CERTIFICATIONS.  The undersigned certifies that:

             (a) the Beneficial Owners of Common Stock, as identified by their respective customer account numbers or the respective sequence numbers on the attached "Aggregate Number of Shares of Common Stock," have delivered to the undersigned Ballots casting votes (indicate the aggregate number of shares of Common Stock for each respective account under the appropriate column).

             (b) it has either attached a copy of the "Certificate of Multiple Ownership" accompanying the Beneficial Owner Ballots or transcribed the information contained in those Certificates onto the attached "Certificate of Multiple Beneficial Ownership," if any.

             (c) each Beneficial Owner of Common Stock whose votes are being transmitted by this Master Ballot has been provided with a copy of the Disclosure Statement, the Plan, and related solicitation materials.

             (d) it is the registered or record holder of the Common Stock to which this Master Ballot pertains and/or has full power and authority to vote to accept or reject the Plan.

                                       2
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Name of Record Holder of Common Stock:  __________________________________

                                      By:
                                         ---------------------------------------
                                         (Signature of Stockholder or
                                          Authorized Agent)

Printed Name:___________________________ Title: ________________________________

Address:________________________________________________________________________

Telephone: (_________)__________________________________________________________

Social Security or Federal Tax I.D. No.________________________________________

Dated: _____________________________________________________________

                                       3
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                     INSTRUCTIONS FOR COMPLETING THE BALLOT

          Merisel, Inc. is soliciting votes of beneficial holders of Common Stock on its Plan of Reorganization, dated _________, 1997 (the "Plan"), referred to in the Disclosure Statement dated _________, 1997 (the "Disclosure Statement"). The capitalized terms used herein and in the Master Ballot and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

          TO COMPLETE THE MASTER BALLOT PROPERLY, TAKE THE FOLLOWING STEPS:

          ITEM 1:  NUMBER OF SHARES.  Provide the information required by
Item 1.

          ITEM 2: VOTE. Indicate the number of shares held by Beneficial Owners who accepted the Plan and the number of shares held by Beneficial Owners who rejected the Plan.

          Beneficial owners may not split their vote on the Plan with respect to their Common Stock. Thus, if you have received a Ballot with respect to any Common Stock that has been voted both "accept" and "reject," or have received two Ballots from the same Beneficial Owners that are marked differently, the votes may not be counted, and you should provide a separate tabulation of those Ballots.

          ITEM 3:  CERTIFICATIONS.

          (a) Item 3(a) requests information on a separate sheet for each individual Beneficial Owner for whom you hold the Common Stock in your name.
You may use the form provided or may attach your own form if it contains the required information. If you are unable to disclose the identity of such Beneficial Owners, please use the customer account number assigned by you to each such Beneficial Owner or, if no such customer account number exists, please use the sequential numbers provided (making sure to retain a separate list of each Beneficial Owner and his or her assigned sequential number).

          (b) Item 3(b) requests information for any of your Beneficial Owners who submitted a "Certificate of Multiple Ownership." You may use the form provided or may attach your own form if it contains the required information.

          (c)  Read Items 3(c) and 3(d) carefully.

          If you are both the record holder and Beneficial Owner of any Common
                                            ---
Stock and you wish to vote such Common Stock, you may not use this Master Ballot to vote those shares. You must return a Beneficial Owner Ballot for the Common Stock that you wish to vote.

                                       4
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          SIGNATURE.   Sign and date the Master Ballot.  If you are completing
this Master Ballot on behalf of another entity, state your title with such entity. Provide your name and mailing address.

          MAILING INSTRUCTIONS. Please contact the Voting Agent in order to arrange for delivery of the completed Beneficial Owner Ballots and the completed Master Ballot to its offices. You may either:

             (i) deliver the Beneficial Owner Ballot to each Beneficial Owner for whom you hold Common Stock, and take any action required to enable each such Beneficial Owner to timely vote his or her Common Stock to accept or reject the Plan; or

             (ii) prevalidate the beneficial owner ballot contained in the information Package (by signing that ballot and by indicating on that ballot the record holder of the Common Stock voted, the number of shares, and the appropriate account numbers through which the beneficial owner's holdings are derived) and then forward the Information Package to the beneficial owner of the Common Stock for voting so that the beneficial owner may return the completed beneficial owner ballot directly to the Voting Agent in the return envelope provided in the information Package. With regard to any Beneficial Owner Ballots returned to you, you must (1) execute the Master Ballot so as to reflect the voting instructions given to you in the Beneficial Owner Ballots by the Beneficial Owners for whom you hold Common Stock and (2) forward such Master Ballots to the Voting Agent.

             The Ballot must be RECEIVED by the Voting Agent by the VOTING
                                --------
DEADLINE, WHICH IS __________, 1997.

                  DO NOT FAX YOUR BALLOT TO THE VOTING AGENT.
                       FAXED BALLOTS WILL NOT BE COUNTED.

          NO FEES OR COMMISSIONS OR OTHER REMUNERATION WILL BE PAYABLE to any broker, dealer or other person for soliciting Ballots accepting the Plan. We will, however, upon request, reimburse you for customer mailing and handling expenses incurred by you in forwarding the Beneficial Owner Ballots and other enclosed materials to your clients.

          QUESTIONS. IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, THE BENEFICIAL OWNER BALLOT OR OTHER ENCLOSED MATERIALS, or if you believe that you have received the wrong Ballot, please contact U.S. Stock Transfer Corp., as Voting Agent, at (818) 502-1404.

          THE MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED
                               ---
FOR ANY PURPOSE OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN. Holders should not surrender, at this time, certificates representing their securities,
       ---
and Merisel will not accept delivery of any such
                 ---

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certificates surrendered together with this Master Ballot.  Surrender of securities for exchange may only be made by you, and will only be accepted pursuant to a letter of transmittal which will be furnished to you by Merisel following confirmation of the Plan by the Bankruptcy Court.

          NOTHING CONTAINED IN THIS BALLOT, THE INSTRUCTIONS, OR THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT FOR MERISEL OR THE VOTING AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

                                       6
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                   AGGREGATE NUMBER OF SHARES OF COMMON STOCK
                   ------------------------------------------

Customer Name and/or Ac-
count Number for Each Benefi-  To Accept (For) the Plan  To Reject (Against) the
cial Owner of Common Stock     of Reorganization         Plan of Reorganization
-----------------------------  ------------------------  -----------------------
 (1)_________________________  ________________________  _______________________
 (2)_________________________  ________________________  _______________________
 (3)_________________________  ________________________  _______________________
 (4)_________________________  ________________________  _______________________
 (5)_________________________  ________________________  _______________________
 (6)_________________________  ________________________  _______________________
 (7)_________________________  ________________________  _______________________
 (8)_________________________  ________________________  _______________________
 (9)_________________________  ________________________  _______________________
(10)_________________________  ________________________  _______________________

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                  CERTIFICATE OF MULTIPLE BENEFICIAL OWNERSHIP
                  --------------------------------------------

    Your Customer
    name and/or ac-                         Name of regis-
    count number for                             tered            Number of
    each Beneficial     Account Number     holder or nominee     Common Stock
    Owner               of other account    of other account        Shares
  (1)________________   ________________   _________________  _________________
  (2)________________   ________________   _________________  _________________
  (3)________________   ________________   _________________  _________________
  (4)________________   ________________   _________________  _________________
  (5)________________   ________________   _________________  _________________


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